Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265842) and Form S-8 (Nos. 333-255682 and 333-265971) of FTC Solar, Inc. of our report dated February 28, 2023 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 28, 2023